EXHIBIT 10.63


                              RETIREMENT AGREEMENT


         AGREEMENT entered into as of the 15TH day of April 2004, between Imaging Diagnostic Systems, Inc., a Florida corporation ("Employer") and Linda
B. Grable ("Employee").

         WHEREAS, Employer employs Employee as its Chief Executive Officer and Employee serves also as the Chairman of the Board of Directors of Employer (the "Board"); and

         WHEREAS, Employee wishes to retire from all of her positions with the Employer, and the Employer and Employee have agreed to terminate their employment relationship and Employee has agreed to resign as a member of the Board as of this date pursuant to the terms and conditions hereof.

         NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties agree that the foregoing recitals are true and correct, and further agree as follows:

         1. Employee's employment is hereby terminated, and Employee hereby resigns as an employee, officer and member of the Board of Employer. All agreements and contracts relating to such employment and directorship and Employee's compensation and benefits, including but not limited to, the employment agreement dated December 1, 2001, between Employer and Employee (the "Employment Agreement") are hereby terminated without any further liability of the parties to each other hereunder except as set forth in this Agreement. Employee hereby releases Employer and its officers, directors, employees, agents and representatives from any and all claims, demands and liabilities whatsoever, whether actual or contingent, existing as of the date hereof, including, but not limited to any and all liability to Employee arising out of or in connection with Employee's employment or directorship; provided, however, that such release shall not cover any liability arising under this Agreement and shall not affect Employee's rights (i) relating to vested Employer stock options and common stock held by Employee as set forth in Section 2 below or (ii) arising under the Exclusive Patent Licensing Agreement dated June 2, 1998 between the Employer and Employee, as heir and successor of Richard Grable, which shall remain in full force and effect.

         2. Employee owns, as of the date hereof, 16,410,274 shares of Employer's no par value common stock (the "Common Stock"), together with vested options to purchase 3,250,000 shares of the Common Stock as set forth on Exhibit "A" hereto, including the options to purchase 750,000 shares of the Common Stock pursuant to Section 3(5)(iii) of the Employment Agreement, which are hereby vested immediately.

         3. Employee's salary has been paid through April 15, 2004. From April 16, 2004, through December 15, 2005 (the "Severance Period"), Employer shall pay Employee a total of $466,667 (at a rate of $280,000 per year) in the form of salary payments at Employer's normal payroll intervals.


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         4. Employer shall, at its expense, maintain the health insurance coverage currently in effect for the Employee through December 15, 2005.

         5. All payments to Employee pursuant to Section 3 shall be subject to withholding of all applicable taxes consistent with Employer's past practice.

6. Within two months following the date hereof, Employee shall return to Employer all of Employer's property in her possession, custody or control, including, but not limited to, all documents and computer-stored information and all copies thereof, and all communication and other equipment and credit cards.

         7. For two months following the date hereof, the Employer shall provide the Employee with (i) use of her current office for personal matters, (ii) telephone reception and voice mail services similar to those provided to the Employee immediately prior to the date of this Agreement and (iii) such secretarial services as Employee shall reasonably request.

         8. Employee shall continue to be bound by Sections 6-12 and 14 of the Employment Agreement.

         9. Notwithstanding any provision of this Agreement to the contrary, Employer shall indemnify and hold harmless Employee with respect to third-party claims in accordance with Employer's By-Laws and Articles of Incorporation as currently in effect. Employer and Employee agree that , except where legally required pursuant to a court order or subpoena, or otherwise neither party will directly or indirectly make any disparaging remarks or communications regarding the other to any third party.

         10. Employee has either carefully reviewed this Agreement with her attorney or voluntarily waived her right to such review with her attorney.

         11. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof. In addition, the Exclusive Patent Licensing Agreement dated June 2, 1998, between the Employer and Employee, as heir and successor of Richard Grable, shall remain in full force and effect.

         12. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

         12. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.


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         13. All references in this Agreement to "Employer" shall be deemed to include any and all of Employer's current or future direct or indirect subsidiaries to the extent the context may require.

         15. In the event that litigation involving the Employer arises in which the Employee is a witness or has relevant knowledge or information, the Employee will provide such cooperation as the Employer shall reasonably request and the Employee will be reimbursed by the Employer for all reasonable business and travel related costs associated with making herself reasonably available for consultation, depositions, trial preparation, attendance at trial and testimony.

         16. In any litigation arising out of this Agreement, including appeals, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorney's fees.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

        EMPLOYER:                                    EMPLOYEE:

        IMAGING DIAGNOSTIC SYSTEMS, INC.



        By: /s/ Allan L. Schwartz                    By: /s/ Linda B. Grable
        -------------------------                    -------------------
        Allan L. Schwartz, Executive                 Linda B. Grable
        Vice-President and Director





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